UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2007
Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612

(Address of principal executive offices)	(Zip Code)

(949) 399-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to Amendment No. 1 and Agreement dated as of March 14, 2007 (the “Amendment”), EPL Intermediate, Inc. and El Pollo Loco, Inc. (together, the “Company”), amended the Company’s Credit Agreement dated as November 18, 2005 (the “Credit Agreement”) with Merrill Lynch Capital Corporation, as administrative agent, Bank of America, N.A., as agent, and a syndicate of financial institutions and institutional lenders.

Pursuant to the Amendment, the Company’s existing $104.5 million term loan (the “Term Loan”) was replaced by a new tranch of Term B Loans in the same principal amount which have terms substantially identical to the Term Loan subject to the following amendments:

•
The Term B Loans are subject to an Applicable Rate of 2.5% per annum in the case of Eurodollar rate loans and 1.5% per annum in the case of base rate loans, compared to margin rates of 3% with respect to LIBOR loans and 2% with respect to base rate loans for the Term Loan;

•
The definition of Capital Expenditures was modified to include expenditures to build Company restaurants that are subsequently franchised within one year and expenditures of up to $2 million incurred in 2007 in connection with the relocation of the Company’s executive offices;

•
The definition of Consolidated EBITDA was modified to add back up to $1.8 million of expenses in connection with the Company’s 2006 withdrawn public offering and fees and expenses payable in connection with the relocation of the Company’s headquarters not to exceed $500,000;

•
The definition of Consolidated Financial Obligations was modified to provide that Capital Expenditures for each quarter of fiscal year 2006 will be deemed to equal the aggregate combined Capital Expenditures for fiscal year 2006, divided by four;

•	The definition of Excess Operating Cash Flow was modified to include the deduction of certain cash expenses that were added back to Consolidated EBITDA; and

•
The voluntary prepayment of the Term B Loans on or prior to March 14, 2008 will require a 1% prepayment fee if the Applicable Rate applicable to a replacement term loan is less than the Applicable Rate applicable to the Term B Loans.

The Term B Loans are secured (as was the Term Loan) by a pledge of the Company’s stock and a security interest in all of the assets of El Pollo Loco, Inc.

In connection with the Amendment, the Company paid all accrued and unpaid interest on the Term Loans and a fee of $150,000 to Merrill Lynch Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: March 19, 2007	By:	/s/ Pamela R. Milner
Pamela R. Milner
Senior Vice President General Counsel